UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2019

Uniti Group Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-36708	46-5230630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10802 Executive Center Drive Benton Building Suite 300 Little Rock, Arkansas		72211
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (501) 850-0820

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	UNIT	The NASDAQ Global Select Market

Item 1.01 Entry Into a Material Definitive Agreement

On June 28, 2019, Uniti Fiber Holdings Inc. (the “Issuer”), a subsidiary of Uniti Group Inc. (the “Company” or “Uniti”), issued $345 million aggregate principal amount of 4.00% Exchangeable Senior Notes due 2024 (the “Notes”), which includes $45 million aggregate principal amount of Notes sold pursuant to the Initial Purchasers’ (as defined below) option to purchase additional Notes. The Notes are guaranteed by the Company and each of the Company’s subsidiaries (other than the Issuer) that is an issuer, obligor or guarantor under the Company’s existing senior notes. The Notes bear interest at a fixed rate of 4.00% per year, payable semiannually in arrears on June 15 and December 15 of each year, beginning on December 15, 2019. The Notes are exchangeable into cash, shares of the Company’s common stock, or a combination thereof, at the Issuer’s election. The Notes will mature on June 15, 2024, unless earlier exchanged, redeemed or repurchased. In connection with the offering, the Company, the Issuer and the guarantors entered into a purchase agreement dated June 25, 2019 with Barclays Capital Inc., as representative of the several initial purchasers named therein (the “Initial Purchasers”). The Notes were sold to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).

The net proceeds from the sale of the Notes were approximately $333.6 million, after deducting discounts and commissions to the Initial Purchasers and other estimated fees and expenses. The Issuer will use a portion of the net proceeds to repay outstanding borrowings under Uniti’s revolving credit facility including to make effective the previously announced amendment to extend the revolving credit facility’s maturity date to April 24, 2022 and to pay the cost of the exchangeable note hedge transactions described below. The Issuer will use the remaining net proceeds for general corporate purposes, which may include funding acquisitions (including the previously announced acquisition of Bluebird Networks, LLC) and the repayment of additional borrowings under the revolving credit facility.

Indenture

The Issuer issued the Notes pursuant to an indenture, dated as of June 28, 2019 (the “Indenture”), among the Issuer, the Company, the other guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee.

Prior to the close of business on the business day immediately preceding March 15, 2024, the Notes are exchangeable only upon satisfaction of one or more of the conditions and during certain periods described in the Indenture, and thereafter, the Notes are exchangeable at any time until the close of business on the second scheduled trading day immediately preceding the maturity date. The Notes are exchangeable on the terms set forth in the Indenture into cash, shares of the Company’s common stock, or a combination thereof, at the Issuer’s election. The exchange rate is initially 80.4602 shares of the Company’s common stock per $1,000 principal amount of Notes (equivalent to an initial exchange price of approximately $12.43 per share of the Company’s common stock). The exchange rate is subject to adjustment in some circumstances as described in the Indenture. In addition, following certain corporate events that occur prior to the maturity date or the Issuer’s delivery of a notice of redemption, the Issuer will increase, in certain circumstances, the exchange rate for a holder who elects to exchange its Notes in connection with such corporate event or notice of redemption, as the case may be.

If the Issuer or the Company undergoes a fundamental change (as defined in the Indenture), subject to certain conditions, holders may require the Issuer to repurchase for cash all or part of their Notes at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but not including, the fundamental change repurchase date.

The Issuer may redeem all or a portion of the Notes, at any time, at a cash redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but not including, the redemption date, if the Company’s board of directors determines such redemption is necessary to preserve the Company's status as a real estate investment trust for U.S. federal income tax purposes. The Issuer may not otherwise redeem the Notes prior to June 20, 2022. On or after June 20, 2022 and prior to the 42nd scheduled trading day immediately preceding the maturity date, if the last reported sale price per share of the Company’s common stock has been at least 130% of the exchange price for the Notes for certain specified periods, the Issuer may redeem all or a portion of the Notes at a cash redemption price equal to 100% of the principal amount of the Exchangeable Notes to be redeemed plus accrued and unpaid interest to, but not including, the redemption date.

The Notes are senior unsecured obligations of the Issuer and the guarantees are the guarantors’ senior unsecured obligations and rank senior in right of payment to all of the Issuer’s and the guarantors’ future indebtedness that is expressly subordinated in right of payment to the Notes or the guarantees, as applicable, and rank equally in right of payment with all of the Issuer’s and the guarantors’ existing and future unsecured indebtedness that is not so expressly subordinated. The Notes and the guarantees are effectively subordinated to any of the Issuer’s and the guarantors’ existing and future secured indebtedness and are structurally subordinated to all indebtedness and other liabilities and obligations (including the debt and trade payables) of the Company’s subsidiaries that are not the Issuer or guarantors of the Notes.

The Indenture provides for customary events of default, all as described in the Indenture.

The description of the Indenture and the Notes above is qualified in its entirety by reference to the text of the Indenture and the form of the Notes, copies of which are included as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K and are incorporated herein by reference.

On June 28, 2019, the Issuer, the Company and Barclays Capital Inc., on behalf of the Initial Purchasers, entered into a registration rights agreement with respect to the Company’s common stock deliverable upon exchange of the Notes (“the Registration Rights Agreement”). Under the Registration Rights Agreement, the Company has agreed that it will file a shelf registration statement to register the resale of the common stock of the Company deliverable upon exchange of the Notes. The Company has agreed to use its commercially reasonable efforts to cause such shelf registration statement to become effective on or prior to the 365th day after the issue date of the Notes. During the continuance of certain registration defaults, additional interest will accrue on the Notes at a rate per annum equal to 0.25% of the principal amount of the Notes to, and including, the 90th day following such registration default, and 0.50% of the principal amount of the Notes from, and after, the 91st day following such registration default.

Exchangeable Note Hedge Transactions

On June 25, 2019, concurrently with the pricing of the Notes, and on June 27, 2019, concurrently with the exercise by the Initial Purchasers of their option to purchase additional Notes, the Issuer entered into exchangeable note hedge transactions with respect to the Company’s common stock (the “Note Hedge Transactions”) with certain of the Initial Purchasers or their respective affiliates (collectively, the “Counterparties”). The Note Hedge Transactions cover, subject to anti-dilution adjustments substantially similar to those applicable to the Notes, the same number of shares of the Company’s common stock that initially underlie the notes in the aggregate and are exercisable upon exchange of the Notes. The Note Hedge Transactions have an initial strike price that corresponds to the initial exchange price of the Notes, subject to anti-dilution adjustments substantially similar to those applicable to the Notes. The Note Hedge Transactions will expire upon the maturity of the Notes, if not earlier exercised. The Note Hedge Transactions are intended to reduce potential dilution to the Company’s common stock upon any exchange of the Notes and/or offset any cash payments the Issuer is required to make in excess of the principal amount of exchanged Notes, as the case may be, in the event that the market value per share of the Company’s common stock, as measured under the Note Hedge Transactions, at the time of exercise is greater than the strike price of the Note Hedge Transactions.

The Note Hedge Transactions are separate transactions, entered into by the Issuer with the Counterparties, and are not part of the terms of the Notes. Holders of the Notes will not have any rights with respect to the Note Hedge Transactions. The Issuer used approximately $70.0 million of the net proceeds from the offering of the Notes to pay the cost of the Note Hedge Transactions.

A copy of the form of the  confirmation for the Note Hedge Transactions is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference. The summary set forth above is qualified in its entirety by reference to Exhibit 10.1.

Warrant Transactions

On June 25, 2019, concurrently with the pricing of the Notes, and on June 27, 2019 concurrently with the exercise by the Initial Purchasers of their option to purchase additional Notes, the Company entered into warrant transactions to sell to the Counterparties warrants (the “Warrants”) to acquire, subject to anti-dilution adjustments, up to approximately 27.8 million shares of the Company’s common stock in the aggregate at an exercise price of approximately $16.42 per share. The maximum number of shares of the Company’s common stock that could be issued pursuant to the Warrants is approximately 55.5 million. The Company offered and sold the Warrants in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. If the market value per share of the Company’s common stock, as measured under the Warrants, at the time of exercise exceeds the strike price of the Warrants, the Warrants will have a dilutive effect on the Company’s common stock unless, subject to the terms of the Warrants, the Company elects to cash settle the Warrants. The Warrants will expire over a period beginning in September 2024.

The Warrants are separate transactions, entered into by the Company with the Counterparties, and are not part of the terms of the Notes. Holders of the Notes will not have any rights with respect to the Warrants.

A copy of the form of the confirmation for the Warrants is attached to this Current Report on Form 8-K as Exhibit 10.2 and incorporated herein by reference. The summary set forth above is qualified in its entirety by reference to Exhibit 10.2.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information with respect to the Notes and the Indenture set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The information with respect to the Notes, the Indenture and the Warrant Transactions set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. As described in Item 1.01 of this Current Report on Form 8-K, the Notes were sold to qualified institutional buyers pursuant to Rule 144A under the Securities Act and the Warrants were sold in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

The Notes and the underlying common stock of the Company deliverable upon exchange of the Notes, if any, have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The Warrants and the underlying common stock of the Company issuable upon exercise of the Warrants, if any, have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
4.1	Indenture, dated June 28, 2019, among the Issuer, the Company, the other guarantors party thereto and Deutsche Bank Trust Company Americas

4.2	Form of 4.00% Exchangeable Senior Notes due 2024 (included in Exhibit 4.1)

10.1	Form of Exchangeable Note Hedge Transaction Confirmation

10.2	Form of Warrant Transaction Confirmation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 28, 2019	UNITI GROUP INC.

	By:	/s/ Daniel L. Heard
		Name:	Daniel L. Heard
		Title:	Executive Vice President – General Counsel and Secretary